As filed with the Securities and Exchange Commission on July 14, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AKCEA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-2608175
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway, Suite 100
Cambridge, Massachusetts 02142
(Address of principal executive offices) (Zip code)

2015 Equity Incentive Plan

2017 Employee Stock Purchase Plan

(Full titles of the plans)

Paula Soteropoulos
President and Chief Executive Officer
Akcea Therapeutics, Inc.
55 Cambridge Parkway, Suite 100
Cambridge, Massachusetts 02142
(617) 207-0202

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles S. Kim

Nicole C. Brookshire

Sean Clayton
Richard C. Segal

Cooley LLP

500 Boylston Street

Boston, Massachusetts 02116
(617) 937-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.001 per share	9,000,000 shares	$7.91 - 8.00	$71,393,198	$8,275

(1)         Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) that become issuable under the Akcea Therapeutics, Inc. 2015 Equity Incentive Plan (the “2015 EIP”) and the Akcea Therapeutics, Inc. 2017 Employee Stock Purchase Plan (the “2017 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)         Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon (a) $7.91, which is the weighted-average exercise price for outstanding options granted under the 2015 Plan and (b) $8.00, which is the initial public offering price of the Common Stock as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-216949) declared effective on July 13, 2017. The chart below details the calculations of the registration fee.

Securities	Number of Shares	Offering Price Per Share (2)	Aggregate Offering Price
Shares issuable upon the exercise of outstanding options granted under the 2015 EIP	6,742,246	$7.91 (2)(a)	$53,331,166
Shares reserved for future grant under the 2015 EIP	1,757,754	$8.00 (2)(b)	$14,062,032
Shares reserved for future grant under the 2017 ESPP	500,000	$8.00 (2)(b)	$4,000,000
Proposed Maximum Aggregate Offering Price			$71,393,198
Registration Fee			$8,275

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”):

(a) The Registrant’s prospectus filed on July 14, 2017 pursuant to Rule 424(b) under the Securities Act, relating to the registration statement on Form S-1 originally filed on March 27, 2017, as amended (File No. 333-216949), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b) The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed on June 26, 2017 (File No. 001-38137) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.   DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation to be effective upon the closing of the Registrant’s initial public offering contains provisions that eliminate the liability of its directors for monetary damages to the fullest extent under applicable law.

The Registrant’s amended and restated bylaws to be effective upon the closing of the Registrant’s initial public offering provide that:

•       the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by law;

•      the Registrant may indemnify its other officers, employees and agents to the extent not prohibited by law;

•      the Registrant is required upon satisfaction of certain conditions to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by law; and

•       the rights conferred in the amended and restated bylaws are not exclusive.

In addition, the Registrant has entered, and intends to continue to enter, into indemnification agreements with each of its current directors and executive officers. These agreements provide for the indemnification of directors and executive officers for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant, subject to certain exceptions.

The Registrant currently carries liability insurance for its directors and officers for securities matters.

The indemnification provisions in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers are sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

See also the undertakings set out in response to Item 9 hereof.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.    EXHIBITS.

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended and as currently in effect.

4.2(2)	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon closing of the Registrant’s initial public offering.

4.3(3)	Bylaws of the Registrant, as currently in effect.

4.4(4)	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon closing of the Registrant’s initial public offering.

4.5(5)	Specimen Common Stock Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(6)	2015 Equity Incentive Plan, as amended, and Form of Award Agreements.

99.2(7)	2017 Employee Stock Purchase Plan.

(1)   Previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-216949), originally filed with the Commission on June 20, 2017, as amended, and incorporated herein by reference.

(2)   Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-216949), originally filed with the Commission on June 20, 2017, as amended, and incorporated herein by reference.

(3)   Previously filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-216949), originally filed with the Commission on March 27, 2017, as amended, and incorporated herein by reference.

(4)   Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-216949), originally filed with the Commission on April 7, 2017, as amended, and incorporated herein by reference.

(5)   Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-216949), originally filed with the Commission on June 20, 2017, as amended, and incorporated herein by reference.

(6)   Previously filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-216949), originally filed with the Commission on June 20, 2017, as amended, and incorporated herein by reference.

(7)   Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-216949), originally filed with the Commission on June 20, 2017, as amended, and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

(a)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)  Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on July 14, 2017.

AKCEA THERAPEUTICS, INC.

By:	/s/ Paula Soteropoulos
Paula Soteropoulos
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paula Soteropoulos and Elizabeth L. Hougen, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paula Soteropoulos	President, Chief Executive Officer and Director (Principal Executive Officer)	July 14, 2017
Paula Soteropoulos

/s/ Elizabeth L. Hougen	Chief Financial Officer	July 14, 2017
Elizabeth L. Hougen	(Principal Financial and Accounting Officer)

/s/ Stanley T. Crooke, M.D., Ph.D.	Chairman of the Board of Directors	July 14, 2017
Stanley T. Crooke, M.D., Ph.D.

/s/ Edward Fitzgerald	Director	July 14, 2017
Edward Fitzgerald

/s/ Christopher Gabrieli	Director	July 14, 2017
Christopher Gabrieli

/s/ Elaine Hochberg	Director	July 14, 2017
Elaine Hochberg

/s/ B. Lynne Parshall, J.D.	Director	July 14, 2017
B. Lynne Parshall, J.D.

/s/ Sandford D. Smith	Director	July 14, 2017
Sandford D. Smith

ITEM 8.            EXHIBITS.

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended and as currently in effect.

4.2(2)	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon closing of the Registrant’s initial public offering.

4.3(3)	Bylaws of the Registrant, as currently in effect.

4.4(4)	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon closing of the Registrant’s initial public offering.

4.5(5)	Specimen Common Stock Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(6)	2015 Equity Incentive Plan, as amended, and Form of Award Agreements.

99.2(7)	2017 Employee Stock Purchase Plan.

(1)         Previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-216949), originally filed with the Commission on June 20, 2017, as amended, and incorporated herein by reference.

(2)         Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-216949), originally filed with the Commission on June 20, 2017, as amended, and incorporated herein by reference.

(3)         Previously filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-216949), originally filed with the Commission on March 27, 2017, as amended, and incorporated herein by reference.

(4)         Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-216949), originally filed with the Commission on April 7, 2017, as amended, and incorporated herein by reference.

(5)         Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-216949), originally filed with the Commission on June 20, 2017, as amended, and incorporated herein by reference.

(6)         Previously filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-216949), originally filed with the Commission on June 20, 2017, as amended, and incorporated herein by reference.

(7)         Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-216949), originally filed with the Commission on June 20, 2017, as amended, and incorporated herein by reference.